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                           GIGA-TRONICS INCORPORATED

                      NONSTATUTORY STOCK OPTION AGREEMENT



     AGREEMENT made as of the 22nd day of January, 1991, by and between Giga-Tronics Incorporated, a California corporation (hereinafter called "Company", and _________________ (hereinafter called "Optionee").


                                  WITNESSETH:

RECITALS

          A. The Board of Directors of the Company (the "Board") has adopted the Company's Restated 1990 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of employees and non-employee members of the Board who contribute to the financial success of the Company or its parent or subsidiary corporations.

          B. Optionee is a non-employee member of the Board who is to render valuable services to the Company or its parent or subsidiary corporations. This Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with a special one-time stock option grant made to such Optionee thereunder.

          C. The granted option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

          D. For purposes of this Agreement, the following definitions shall be in effect:

          Fair Market Value: The Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on such date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the NASDAQ system (or any successor system). Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the closing selling price on such exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the over-the-counter market (or national securities exchange) on the date in
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     question, then the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist.

          Parent: A corporation shall be deemed to be a Parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Subsidiary: A corporation shall be deemed to be a Subsidiary of the Company if it is a member of an unbroken chain of corporation beginning with the Company, provided each corporation in such chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

TERMS
-----

          1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to _____ shares of the Company's Common Stock (the "Optioned Shares"). The Optioned Shares shall be purchasable from time to time during the option term at the option price of $5.875 per share (the "Option Price"), the Fair Market Value per share of the Common Stock on the Grant Date.

          2. Option Term. This option shall have a maximum term of five (5) years measured from the Grant Date and shall accordingly expire at the close of business on January 21, 1996 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5 or 7A of this Agreement.

          3. Transferability. This option shall not be transferable or assignable by Optionee other than by will or by the laws of descent and distribution. Accordingly, this option may be exercised, during Optionee's lifetime, only by Optionee.

          4. Exercisability. Subject to the shareholder-approval requirement of Paragraph 18, this option shall become exercisable



                                       2.

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for the Optioned Shares in a series of four (4) equal and successive annual installments, beginning one (1) year after the Grant Date, provided the Optionee continues to serve as a member of the Board. As the option becomes exercisable for one or more installments, it shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7A of this Agreement.

          5. Cessation of Board Membership. In connection with the Optionee's cessation of Board membership, the option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date in accordance with the following provisions:

               (i) Should Optionee cease to be a Board member for any reason other than death while this option remains outstanding, then the period for exercising this option shall be reduced to a six-month period commencing with the date of such cessation of Board membership, but in no event shall this option be exercisable at any time after the specified Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of shares (if any) for which it is exercisable on the date of Optionee's cessation of Board membership. Upon the earlier of (A) the expiration of such six (6)-month period of (B) the Expiration Date, the option shall terminate and cease to be outstanding.

               (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate (or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have the right to exercise this option for any or all of the Optioned Shares for which this option is exercisable on the date of the Optionee's cessation of Board membership. Such right shall lapse, and this option shall cease to be exercisable, upon the earlier of (A) the expiration of the twelve
     (12) month period measured from the date of Optionee's death or (B) the Expiration Date.

          6. Adjustment in Optioned Shares. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, the Plan Administrator shall make appropriate adjustments to (a) the class and/or number of securities subject to this option and (b) the Option Price payable per share in order to reflect such change and


                                       3.
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thereby preclude a dilution or enlargement of benefits hereunder. The adjustments so determined by the Plan Administrator shall be final, binding and conclusive.

     7.   Corporate Transaction/Change in Control.

     A. Upon the occurrence of one or more of the following transactions (a "Corporate Transaction") for which the approval of the Company's shareholders has been obtained:

          (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction of the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a Parent or Subsidiary of the Company, or,

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, the exercisability of this option shall, to the extent it is not otherwise at the time fully exercisable, be automatically accelerated so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares and may be exercised for all or any portion of such shares.

     B. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be exercisable.

     C. Upon the occurrence of one or more of the following transactions (a "Change in Control"):

          (i) the acquisition by a person or group of related persons, other than the Company or any person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities pursuant to a transaction or series of related transactions which the Board does not approve; or

                                       4.
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          (ii)  the first date within any period of thirty-six (36) consecutive months or less on which there is effected any change in the composition of the Board such that the majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (I) have been members of the Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board;

     the exercisability of this option (if outstanding at the time) shall be automatically accelerated so that such option shall become exercisable, immediately prior to the consummation of the Change in Control, for all of the Optioned Shares and may be exercised for all or any portion of such shares at any time thereafter until the expiration or sooner termination of the option term.

     D. In no event shall this option be accelerated pursuant to the provisions of this Paragraph 7 if the Corporate Transaction or Change in Control is consummated prior to the satisfaction of the shareholder-approval requirements of Paragraph 18.

     E. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and satisfied all other applicable conditions precedent to the issuance of the certificates for such shares.

     9.   Manner of Exercising Option.

     A. In order to exercise this option for one or more Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

          (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice") in substantially the form of
     Exhibit I attached hereto.

                                       5.
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               (ii)    Pay the aggregate Option Price for the purchased shares
     in one or more of the following alternative forms:

                    (1) full payment in cash or check made payable to the Company's order; or

                    (2) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                    (3) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check.

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

          B. To the extent permissible at the time pursuant to applicable regulations of the Federal Reserve Board, the Option Price may also be paid through a sale and remittance procedure. Pursuant to such procedure, Optionee
(I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for such purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall concurrently provide written directives to the Company to deliver the certificates for the purchased Optioned Shares directly to such brokerage firm in order to complete the sale transaction.

          C. For purposes of this Agreement, the Exercise Date shall be the first date on which the Exercise Notice shall have been delivered to the Company. Except to the extent the sale and remittance procedure of Paragraph 9B is utilized, payment of the Option Price shall immediately become due and shall accompany the Exercise Notice.

          D. As soon as practical after the Exercise Date, the Company shall mail or deliver to Optionee (or to the other person or persons exercising this option) a certificate or certificates representing the purchased shares.


                                       6.
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     E.   In no event may this option be exercised for any fractional shares.

     10.  Compliance with Laws and Regulations.

     A. The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

     B. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

     11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

     12. Liability of Company. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

     13. No Impairment of Rights. Nothing in this Agreement or in the Plan shall be deemed to impair or otherwise restrict the rights of the Company or the shareholders to remove the Optionee from the Board at any time pursuant to the provisions of applicable law.

     14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are



                                       7.




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in all respects limited by and subject to the express terms and provisions of the Plan.

     16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

    [17. Limited Stock Appreciation Right. Optionee is hereby granted a limited stock appreciation right, exercisable upon the terms and conditions set forth below:

     A. In the event there should occur a Change in Control (within the meaning of Paragraph 7C), Optionee shall have the right to surrender this option upon the following terms and conditions:

          (i) The stock appreciation right shall not become exercisable in whole or in part until this option has been outstanding for at least a six
     (6)-month period measured from the Grant Date.

         (ii) Provided such six (6)-month requirement is satisfied, Optionee shall have the right, exercisable for a period of thirty (30) days following the Change in Control, to surrender this option (if outstanding at the time) in exchange for a cash distribution from the Company equal in amount to the excess of (a) the Change in Control Price (at date of surrender) of the number of Optioned Shares subject to the surrendered option over (b) the aggregate option price payable for such shares.

        (iii) For purposes of subparagraph (ii) above, the Change in Control Price per share of the Optioned Shares subject to the surrendered option shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of surrender or, if applicable, (b) the highest reported price per share paid in effecting the Change in Control.

         (iv) The stock appreciation right may be exercised by the Optionee upon written notice to the Company, accompanied by the return of this Agreement and all other instruments evidencing the surrendered option, prior to the expiration of the applicable thirty (30) day exercise period. Such exercise period shall be shortened to the extent the option has not been outstanding for at least six (6) months on the date such exercise would otherwise commence under subparagraph (ii) above.


                                       8.

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          (v)  The appreciation distribution to which such individual shall become entitled upon exercise of the stock appreciation right in accordance herewith shall be made entirely in cash, and no approval of the Plan Administrator shall be required in connection with the exercise of such right or the payment of the appreciation distribution.

         (vi) In no event may this limited stock appreciation right be exercised when there is not a positive spread between the Change in Control Price and the aggregate option price payable for such shares. This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by the Optionee.

     B. Upon the exercise of the stock appreciation right, Optionee shall have no further rights to acquire shares of Common Stock under the surrendered option.]



     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in duplicate by its officer thereunto duly authorized, and the Optionee has duly executed this Agreement in duplicate, all as of the day and year first above written.

                                   GIGA-TRONICS INCORPORATED


                                   By
                                     --------------------------------

                                   Title:
                                          ---------------------------


                                   ----------------------------------
                                                         , Optionee

                                   Address:
                                           --------------------------

                                           --------------------------



                                       9.

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                                   EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION


     I hereby notify Giga-Tronics Incorporated (the "Company") that I elect to purchase _________ shares of Common Stock of the Company (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on _______________ to purchase up to ________ shares of the Company's Common Stock at an option price of $_____ per share (the "Option Price").

     Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Option price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.



_____________________________________    ______________________________________
Date                                                   Optionee


                             Address:    ______________________________________

                                         ______________________________________


           Print name in exact manner
           it is to appear on the
           stock certificate:            ______________________________________

           Address to which certificate
           is to be sent, if different
           from address above:           ______________________________________

                                         ______________________________________

                                         ______________________________________

           Social Security Number:       ______________________________________